Exhibit (c)(xiii)
Exhibit (c)(viii) SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 1/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Project Sugarcane Discussion Materials Goldman Sachs International 23-Feb-2010

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 2/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Disclaimer This document is confidential. Accordingly, it should not be copied, distributed, published or reproduced, in whole or in part, or disclosed by any recipient to any other person. The information contained in this document was obtained from publicly available sources and has not been independently verified by GSI and does not constitute a recommendation from GSI to the recipient. GSI has relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by it and has assumed such accuracy and completeness for purposes of this document. Neither GSI nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this document and any liability therefore (including in respect of direct, indirect or consequential loss or damage) is expressly disclaimed. This document does not purport to contain all of the information that may be required to evaluate any potential transaction and should not be relied on in connection with any such potential transaction. The receipt of this document by any recipient is not to be taken as constituting the giving of investment advice by GSI to that recipient, nor to constitute such person a client of GSI.

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 3/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Table of Contents I. Financial Projections for Melvin and George II. Valuation Framework III. Illustrative Synergies IV. Financial Impact Analysis V. Preliminary Key Areas of Investigation on Melvin Appendix A: Additional Materials

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 1/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL I. Financial Projections for Melvin and George Financial Projections for Melvin and George 1

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 2/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL AuM and Financial Projections for Melvin and George Key Assumptions and Methodology Melvin — Based on selected recent broker research reports: Credit Suisse (27-Jan-2010), Evolution (25-Jan-2010), HSBC (19-Jan-2010) and UBS (18-Jan-2010) — Provides detailed view on profitability at both group level and management / performance P&L level — Net income forecasts very close to IBES consensus (respectively 3% higher, 1% lower and 3% higher in 2010E, 2011E and 2012E) George — Net income forecasts based on IBES figures — Illustrative EBITDA figures based on 23% effective tax rate (from CS, 08-Nov-2009) Annualised Q4 2010 interest expense Annualised 9M 2009 D&A figure Financial Projections for Melvin and George 2

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 3/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL AuM and Financial Projections for Melvin and George Fiscal Year End 31-Dec AuM Schedule ($bn) P&L Forecasts ($m) Bifurcated P&L — Net Income ($m) CAGR: 14% Revenues EBITDA Net Income Management Performance 53.3 55.2 523 49.1 470 42.4 2,672 451 1,963 336 334 1,622 288 Melvin 1,241 1,531 807 943 811 139 117 646 473 650 569 2008A 2009E 2010E 2011E 2008A 2009E 2010E 2011E 2008A 2009E 2010E 2011E Net Sales 3% (11)% 8% 6% Revenues 10% Management 25% 09E-11E 09E-11E Mkt. Mvt. (5)% (7)% 9% 8% EBITDA 21% Performance 44% CAGR CAGR Other (23)% (2)% (1)% (2)% Net Income 31% CAGR: 20% Revenues EBITDA Net Income Management Performance 495 32.1 26.3 22.2 301 15.0 177 George 127 153 107 105 81 69 NA NA NA NA NA NA 17 2008A 2009A 2010E 2011E 2008A 2009A 2010E 2011E 2008A 2009E 2010E 2011E Net Sales (5)% 20% 9% 9% Revenues NA Management NA 09E-11E 09E-11E Mkt. Mvt. (31)% 22% 12% 13% EBITDA NM Performance NA CAGR CAGR Other (3)% 8% 0% 0% Net Income 14% Financial Projections for Melvin and George 3

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 4/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Melvin Financial Projections Adjusted for Excess Capital and Capital Securities Interest Expense Fiscal Year End 31-Dec Broker Consensus Base Capital Estimated NI. ex. Excess Estimated NI. ex. USDm Figure Securities Capital Securities Capital Excess Capital EBITDA 2009E 646 — 646 — 646 2010E 650 — 650 - 650 2011E 943 — 943 — 943 Net Income 2009E 473 (24) 449 (54) 395 2010E 569 (24) 545 (54) 491 2011E 811 (24) 788 (54) 734 Note: Based on $300m of RegS Fixed Rate Perpetual Subordinated Capital Securities at 11% interest rate; and based on $1,500m of excess capital, 5% return on cash and 28% tax rate Net income projections throughout the presentation adjusted for post tax capital securities interest expense given accounting dividend-like treatment Financial Projections for Melvin and George 4

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 5/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL II. Valuation Framework Valuation Framework 5

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 6/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Historical Development of Melvin and George Share Prices Last 5 Years 123 USD to GBP at 0.648 Since Average Share Price Since 500% L5Y George IPO [1] L12M L6M L3M YTD 5Y George IPO L12M 6M 3M YTD Current 460% Melvin 1% (61)% 33% (5)% (32)% (23)% Melvin (£) 3.95 4.03 2.72 3.01 2.90 2.66 2.37 George NA (76)% 36% (34)% (2)% (15)% Melvin ($) 7.33 7.43 4.34 4.89 4.69 4.25 3.66 420% Ashmore NA (15)% 87% 4% (22)% (14)% George ($) NM 6.75 3.30 3.34 3.08 3.04 2.73 Bluebay NA (28)% 264% 35% 0% 13% 380% Blackstone NA (58)% 239% 4% (10)% 5% Julius Baer 21% (49)% 28% (10)% (7)% (8)% Eur. Trad. AM [2] 3% (35)% 39% 7% (8)% (9)% 340% Eur. Alt. AM [3] 73% (24)% 105% 13% (8)% (2)% 300% Price 260% Indexed 220% 180% 73% 22% 140% 21% 10% 100% 3% 1% 60% (61)% 20% (70)% (20)% Feb-2005 Dec-2005 Oct-2006 Aug-2007 Jun-2008 Apr-2009 Feb-2010 Melvin George Ashmore Bluebay Blackstone Julius Baer European Traditional AM [2] European Alternative AM [3] Source: Bloomberg as of 19-Feb-2010 [1] Since 25-Jun-2007 for “George IPO”. [2] Includes Schroders, Intermediate Capital, Aberdeen AM, Henderson, F&C AM, Invista and Liontrust AM. Market cap weighted index. [3] Includes Ashmore, Partners Group, Gottex, BlueBay, Rab Capital and Charlemagne Capital. Market cap weighted index. Valuation Framework 6

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 7/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Historical Development of Melvin and George Valuation Since Completion of George Reverse Acquisition (05-Nov-2007) Exchange Ratio (Melvin Shares x 1 George Share) Market Cap Contribution 1.70x 100% Average Exchange Ratio Since 1.60x George IPO 1Y 6M 3M YTD 95% 0.86x 0.79x 0.70x 0.67x 0.73x 1.50x 90% 1.40x 85% 1.30x 1.20x 80% Average L12M 6M 3M 1M Current George 10.2% 9.2% 8.9% 10.0% 9.8% 1.10x Melvin 89.8% 90.8% 91.1% 90.0% 90.2% 75% 1.00x Average: 0.81x 70% 0.90x 65% 0.80x 0.74x 0.70x 60% 0.60x 55% 0.50x 50% 0.40x Nov-2007 Apr-2008 Sep-2008 Feb-2009 Aug-2009 Jan-2010 Jan-2008 Aug-2008 Apr-2009 Nov-2009 Melvin George Source: Bloomberg as of 19-Feb-2010 Note: Market cap contribution analysis based on non-diluted market capitalisation of George Valuation Framework 7

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 8/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Public Market Multiples of Comparable Companies Selected Traditional and Alternative Asset Managers USDm Equity Closing % of Calendarized Enterprise Value Dividend 5-Year Market Price 52 Week P / E Multiples EBITDA Yield EPS Company Cap 19-Feb-2010 High 2010 2011 AUM 2010 2011 2010 CAGR UK Traditional AM Schroders $5,085 $18.42 88% 15.7 x 12.7 x 1.9% 7.5 x 6.0 x 2.8% 8.0% Aberdeen 1,995 1.80 78 10.5 9.0 1.6 8.1 7.2 5.6 31.0 Henderson 1,534 1.86 86 13.1 11.4 2.0 9.9 8.5 5.1 7.0 Median 86% 13.1 x 11.4 x 1.9% 8.1 x 7.2 x 5.1% 8.0% North American Alternative AM Blackstone — ENI Basis $15,427 $13.73 80% 38.1 x 18.3 x 15.7% 18.8 x 13.3 x 4.0% 15.0% Och-Ziff 5,308 13.07 87 10.3 8.4 27.1 9.2 8.0 7.3 15.0 Fortress 1,897 4.19 60 9.7 6.5 7.2 11.5 10.5 3.5 12.0 Median 80% 10.3 x 8.4 x 15.7% 11.5 x 10.5 x 4.0% 15.0% European Alternative AM Partners $3,353 $125.56 95% 14.5 x 12.5 x 14.1% 13.4 x 11.1 x 3.5% 10.4% Ashmore 2,570 3.63 76 13.7 11.9 9.1 8.3 7.3 5.2 8.0 BlueBay 1,036 5.34 89 15.0 10.4 4.1 9.5 7.2 3.6 24.0 Gottex 243 8.09 65 19.3 9.3 2.8 14.3 9.2 1.9 NA Median 83% 14.7 x 11.2 x 6.6% 11.4 x 8.2 x 3.6% 10.4% Melvin (Broker Consensus) $6,265 $3.66 64% 11.5 x 8.0 x 9.7% 6.3 x 4.4 x 12.0% Excluding Excess Capital 4,765 9.7 6.5 6.3 4.4 George (IBES) $811 $2.73 60% 11.7 x 7.7 x 4.9% 10.2 x 7.1 x 5.1% Source: Datastream, IBES as of 19-Feb-2010 Valuation Framework 8

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 9/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Melvin AVP — Implied P/E and EV/EBITDA Multiples USDm Public Market Multiples for Key Comparables Market Price % of Calendarized P/E EV / EBITDA Div. Yield Company Cap 19-Feb-2010 52W High 2010 2011 EV /AUM 2010 2011 2010 Schroders $5,085 $18.42 88% 15.7 x 12.7 x 1.9% 7.5 x 6.0 x 2.8% Aberdeen 1,995 1.80 78 10.5 9.0 1.6 8.1 7.2 5.6 Henderson 1,534 1.86 86 13.1 11.4 2.0 9.9 8.5 5.1 Blackstone — ENI Basis 15,427 13.73 80 38.1 18.3 15.7 18.8 13.3 4.0 Och-Ziff 5,308 13.07 87 10.3 8.4 27.1 9.2 8.0 7.3 Fortress 1,897 4.19 60 9.7 6.5 7.2 11.5 10.5 3.5 Partners 3,353 125.56 95 14.5 12.5 14.1 13.4 11.1 3.5 Ashmore 2,570 3.63 76 13.7 11.9 9.1 8.3 7.3 5.2 BlueBay 1,036 5.34 89 15.0 10.4 4.1 9.5 7.2 3.6 Gottex 243 8.09 65 19.3 9.3 2.8 14.3 9.2 1.9 Median 83% 14.1 x 10.9 x 5.7% 9.7 x 8.3 x 3.8% Analysis at Various Illustrative Valuations Equity Value 6,265 6,891 7,518 8,144 8,771 9,397 10,024 10,650 11,277 Per Share ($) 3.66 4.03 4.39 4.76 5.12 5.49 5.86 6.22 6.59 Premium vs. Current 0% 10% 20% 30% 40% 50% 60% 70% 80% Equity Value ex. Excess Capital 4,765 5,391 6,018 6,644 7,271 7,897 8,524 9,150 9,777 Enterprise Value 4,122 4,748 5,375 6,001 6,628 7,254 7,881 8,507 9,134 Broker Consensus (ex. Excess Capital) Net Income 2010E 491 9.7x 11.0x 12.3x 13.5x 14.8x 16.1x 17.4x 18.6x 19.9x 2011E 734 6.5x 7.3x 8.2x 9.1x 9.9x 10.8x 11.6x 12.5x 13.3x EBITDA 2010E 650 6.3x 7.3x 8.3x 9.2x 10.2x 11.2x 12.1x 13.1x 14.0x 2011E 943 4.4x 5.0x 5.7x 6.4x 7.0x 7.7x 8.4x 9.0x 9.7x Valuation Framework 9

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 10/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL George AVP — Implied P/E and EV/EBITDA Multiples USDm Public Market Multiples for Key Comparables Market Price % of Calendarized P/E EV / EBITDA Div. Yield Company Cap 19-Feb-2010 52W High 2010 2011 EV /AUM 2010 2011 2010 Schroders $5,085 $18.42 88% 15.7 x 12.7 x 1.9% 7.5 x 6.0 x 2.8% Aberdeen 1,995 1.80 78 10.5 9.0 1.6 8.1 7.2 5.6 Henderson 1,534 1.86 86 13.1 11.4 2.0 9.9 8.5 5.1 Blackstone — ENI Basis 15,427 13.73 80 38.1 18.3 15.7 18.8 13.3 4.0 Och-Ziff 5,308 13.07 87 10.3 8.4 27.1 9.2 8.0 7.3 Fortress 1,897 4.19 60 9.7 6.5 7.2 11.5 10.5 3.5 Partners 3,353 125.56 95 14.5 12.5 14.1 13.4 11.1 3.5 Ashmore 2,570 3.63 76 13.7 11.9 9.1 8.3 7.3 5.2 BlueBay 1,036 5.34 89 15.0 10.4 4.1 9.5 7.2 3.6 Gottex 243 8.09 65 19.3 9.3 2.8 14.3 9.2 1.9 Median 83% 14.1 x 10.9 x 5.7% 9.7 x 8.3 x 3.8% Analysis at Various Illustrative Valuations Equity Value ($m) 811 892 974 1,055 1,136 1,217 1,298 1,379 1,460 Per Share ($) 2.73 3.00 3.28 3.55 3.82 4.10 4.37 4.64 4.91 Premium vs. Current 0% 10% 20% 30% 40% 50% 60% 70% 80% Enterprise Value ($m) 1,095 1,176 1,258 1,339 1,420 1,501 1,582 1,663 1,744 Broker Consensus P/E Multiples 2010E 69 11.7x 12.8x 14.0x 15.2x 16.4x 17.5x 18.7x 19.9x 21.0x 2011E 105 7.7x 8.5x 9.3x 10.0x 10.8x 11.6x 12.4x 13.1x 13.9x EV/EBITDA Multiples 2010E 107 10.2x 11.0x 11.8x 12.5x 13.3x 14.0x 14.8x 15.6x 16.3x 2011E 153 7.1x 7.7x 8.2x 8.7x 9.3x 9.8x 10.3x 10.8x 11.4x Valuation Framework 10

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 11/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Implied Management Fee P/E Multiples of Comparable Companies Bifurcated Analysis of Multiples for Selected Traditional and Alternative Asset Managers Market Calendarised P/E Performance Fees at 3.0x Performance Fees at 5.0x $m Capitalisation 2010E 2011E 2010E Mgt. P/E 2011E Mgt. P/E 2010E Mgt. P/E 2011E Mgt. P/E Och-Ziff $5,308 10.3 x 8.4 x 24.1 x 18.4 x 20.3 x 14.6 x Ashmore 2,570 13.7 11.9 14.5 12.5 14.3 12.4 Fortress 1,897 9.7 6.5 11.5 7.9 11.0 7.1 Henderson 1,534 13.1 11.4 14.4 12.9 14.1 12.5 BlueBay 1,036 15.0 10.4 15.2 10.4 15.2 10.4 Median 13.1 x 10.4 x 14.5 x 12.5 x 14.3 x 12.4 x Melvin (ex. Excess Capital) $4,765 9.7 x 6.5 x 11.4 x 8.4 x 10.9 x 7.3 x George (IBES) $811 11.7 x 7.7 x NA NA NA NA Valuation Framework 11

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 12/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Melvin AVP — Based on Bifurcated P/E Multiples Bifurcated Multiples for Key Comparables Market Calendarised P/E Performance Fees at 3.0x Performance Fees at 5.0x $m Capitalisation 2010E 2011E 2010E Mgt. P/E 2011E Mgt. P/E 2010E Mgt. P/E 2011E Mgt. P/E Och-Ziff $5,308 10.3 x 8.4 x 24.1 x 18.4 x 20.3 x 14.6 x Ashmore 2,570 13.7 11.9 14.5 12.5 14.3 12.4 Fortress 1,897 9.7 6.5 11.5 7.9 11.0 7.1 Henderson 1,534 13.1 11.4 14.4 12.9 14.1 12.5 BlueBay 1,036 15.0 10.4 15.2 10.4 15.2 10.4 Median 13.1 x 10.4 x 14.5 x 12.5 x 14.3 x 12.4 [x] Bifurcated Valuation Sensitivity Analysis (GBP) 2010E Net Income 2011E Net Income Management Profit Multiple Management Profit Multiple 9.0 x 11.0 x 13.0 x 15.0 x 17.0 x 8.0 x 10.0 x 12.0 x 14.0 x 16.0 x Profit 3.0 x Per Share 2.01 2.31 2.60 2.90 3.19 Profit 3.0 x Per Share 2.30 2.66 3.02 3.38 3.73 Multiple Multiple Performance 3.0 x Premium (15.2)% (2.8)% 9.7% 22.1% 34.6% Performance 3.0 x Premium (3.2)% 12.0% 27.1% 42.2% 57.3% 5.0 x Per Share 2.09 2.38 2.68 2.98 3.27 5.0 x Per Share 2.50 2.86 3.21 3.57 3.93 5.0 x Premium (12.0)% 0.5% 12.9% 25.4% 37.8% 5.0 x Premium 5.2% 20.3% 35.4% 50.5% 65.6% Valuation Framework 12

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 13/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Melvin — Analysts’ Target Prices Current Share Price: £2.37 / $3.66 Target Prices Analysts’ Recommendations Target Price % vs. Current Today Broker Date £ $ Share Price BofA — ML 16-Feb-2010 3.96 6.11 67% Charles Stanley 18-Nov-2009 3.11 4.81 31% Buy Citi 12-Feb-2010 3.23 4.99 36% 44% CS 28-Jan-2010 3.03 4.68 28% Evolution 10-Feb-2010 3.65 5.64 54% Hold HSBC 11-Feb-2010 3.39 5.23 43% 56% Jefferies 17-Nov-2009 3.03 4.68 28% KBW 14-Dec-2009 4.04 6.24 70% Macquarie 24-Jan-2010 3.48 5.38 47% Morgan Stanley 12-Feb-2010 3.44 5.31 45% 6M Ago Nomura 05-Jan-2010 3.84 5.93 62% Sell Numis 08-Feb-2010 3.03 4.68 28% 13% Shore 01-Feb-2010 1.86 2.88 (21)% Buy Singer 18-Jan-2010 4.55 7.02 92% 38% UBS 20-Jan-2010 3.12 4.82 32% High 4.55 7.02 92% Median 3.39 5.23 43% Mean 3.38 5.23 43% Hold Low 1.86 2.88 (21)% 50% Source: Datastream as of 19-Feb-2010 Note: USD to GBP exchange rate applied is 0.648 Valuation Framework 13

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 14/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL George — Analysts’ Target Prices Current Share Price: $2.73 Broker Recommendations 6M Ago Today Sell 25% Buy 33% Hold 75% Hold 67% Target Prices ($) 6M Ago Today Upside vs. Upside vs. Broker Date Target Trading Price Broker Date Target Trading Price CS 06-Aug-2009 5.5 31.0% KBW 19-Feb-2010 4.0 46.5% KBW 12-May-2009 4.0 (4.8)% CS 18-Feb-2010 4.0 46.5% BarCap 07-Aug-2009 3.0 (28.6)% BarCap 19-Feb-2010 3.0 9.9% Median 4.0 (4.8)% Median 4.0 46.5% Source: Datastream as of 19-Feb-2010 Valuation Framework 14

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 15/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL III. Illustrative Synergies Illustrative Synergies 15

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 16/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Preliminary and Illustrative Outside-In Synergies Estimates Revenue Synergies Two main sources of potential revenue synergies can be easily identified, although with a number of key questions to be considered Sources of Potential Revenue Synergies Key Questions for Considerations Entire cash portion of the total consideration received by Melvin and investors might consider such revenue George’s principals in the context of the transaction to be synergies only for the lock-up period and therefore might reinvested in George’s existing or new hedge funds at value such revenue synergies on a NPV basis, not market terms (2% management fee / 20% performance fee) attributing any terminal value at expiry of lock-up with long-term lock up Melvin and investors might ascribe lower value to performance fees given higher perceived risk Additional AUM net inflows as a consequence of the Melvin and investors might question the ability of George / combination between Melvin and George, driven by Melvin to achieve net sales in excess of levels currently additional net sales of George’s products (either through estimated by equity analysts and in light of recent and George’s network or Melvin’s network) or Melvin’s new historical development of net sales products through Melvin’s network: Melvin discloses that upfront commissions associated to their — George could benefit from increased net sales after products are payable in full to distributors and employees becoming part of larger group with strong balance sheet, when a fund product is first launched and that trail strong brand and presence in geographic areas where commissions are also paid for ongoing service George is less strong — Melvin and investors might question the “real” profitability — Melvin could benefit from increased net sales after and therefore the value of such new products accessing George’s products / structuring new products to be distributed to its private clients base Investors generally do not value in full revenue synergies which have a degree of uncertainty Illustrative Synergies 16

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 17/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Preliminary and Illustrative Outside-In Synergies Estimates Potential Cost Synergies Sources of Potential Cost Synergies Key Questions for Considerations George’s general and administrative expenses to be Melvin and investors might assess estimated synergies reduced as part of the transaction against synergies announced / achieved in precedent transactions — Historical evidence suggests that Occupancy, IT and Communication expenses are areas where cost savings could be more material; in addition, as a consequence of the transaction, George US-listing costs could no longer exist George’s personnel expenses to be reduced as part of the Melvin and investors might assess estimated synergies transaction against synergies announced / achieved in precedent transactions — Historical evidence suggests that Commercial / Marketing, Operations and Corporate Centre expenses are the areas where cost savings would be more material Illustrative Synergies 17

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 18/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Illustrative Outside-in Synergies Estimate (1/2) Sensitivity Analysis: Synergies per Year Revenue Synergies Cash Reinvestment Additional Net Sales of George Products Add. AuM Expected Net Return on Funds Add. AuM Expected Net Return on Funds $m 12% 13% 14% 15% 16% $m 12% 13% 14% 15% 16% 0 0 0 0 0 0 0 0 0 0 0 0 250 11 12 12 13 13 500 22 23 24 25 26 500 22 23 24 25 26 1,000 44 46 48 50 52 750 33 35 36 38 39 1,500 66 69 72 75 78 1,000 44 46 48 50 52 2,000 88 92 96 100 104 Additional Net Sales of Melvin Products Add. AuM Net Management Fee $m 1.33% 1.53% 1.73% 1.93% 2.13% 0 0 0 0 0 0 1,000 13 15 17 19 21 2,000 27 31 35 39 43 3,000 40 46 52 58 64 4,000 53 61 69 77 85 Cost Synergies General and Administrative Expenses Personnel Expenses Savings as % of George Cost Base Savings as % of George Cost Base Base 0% 15% 20% 25% 30% 40% Base 0% 15% 20% 25% 30% 40% Total 91 0 14 18 23 27 36 Total 194 0 29 39 48 58 77 Illustrative Synergies 18

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 19/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Illustrative Outside-in Synergies Estimate (2/2) Sensitivity Analysis: Synergies NPV (Post-tax) Assumed 2014E P/E 8.0 x 8.5 x 9.0 x 9.5 x 10.0 x 10.5 x 11.0 x 11.5 x 12.0 x 0 0 0 0 0 0 0 0 0 0 25 119 124 129 134 139 144 149 154 158 m) 50 238 248 258 268 278 287 297 307 317 $ ( Synergies 75 357 372 387 402 416 431 446 461 475 100 476 496 516 535 555 575 594 614 634 Annual 125 596 620 645 669 694 718 743 768 792 Pre-tax 150 715 744 774 803 833 862 892 921 951 175 834 868 903 937 971 1,006 1,040 1,075 1,109 200 953 992 1,032 1,071 1,110 1,150 1,189 1,228 1,267 Note: Assuming 12.9% discount rate based on Melvin’s cost of equity as per Bloomberg on 22-Feb-2010 (risk free rate of 4.23%, adjusted beta of 1.132 and equity risk premium of 7.63%). Assuming restructuring costs of 1.0x synergies, phased in 50% in 2010E and 50% in 2011E. Synergies are phased 50% in 2010E and 100% from 2011E onwards. Assuming 28% tax rate Illustrative Synergies 19

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 20/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Blue Page Illustrative Synergies 20

DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL

Goldman Sachs

Historical Net Sales

Melvin and George

Melvin

$bn	Six months period ended											Latest
	Sep-2004	Mar-2005	Sep-2005	Mar-2006	Sep-2006	Mar-2007	Sep-2007	Mar-2008	Sep-2008	Mar-2009	Sep-2009	Dec-2009
FuM												
Start of period	38.5	39.1	43.0	44.4	49.9	56.8	61.7	68.6	74.6	67.6	46.8	44.0
Sales	7.7	4.4	3.5	5.6	10.6	5.3	8.0	7.9	10.2	4.7	5.7	1.5
Redemptions	(2.0)	(2.3)	(2.5)	(3.2)	(3.6)	(3.0)	(4.4)	(6.3)	(6.0)	(11.0)	(7.6)	(2.6)
Net Sales	5.7	2.1	1.0	2.4	7.0	2.3	3.6	1.6	4.2	(6.3)	(1.9)	(1.1)
Investment mvt.	(2.2)	2.3	1.6	2.8	(1.1)	2.2	2.9	2.7	(5.9)	(0.7)	(0.6)	(1.2)
Other*	(2.9)	(0.5)	(1.2)	0.3	1.0	0.4	0.4	1.7	(5.3)	(13.8)	(0.3)	0.7
Period end	39.1	43.0	44.4	49.9	56.8	61.7	68.6	74.6	67.6	46.8	44.0	42.4
Key Ratios												
Net Sales / Opening FuM	14.8%	5.4%	2.3%	5.4%	14.0%	4.0%	5.8%	2.3%	5.6%	(9.3)%	(4.1)%	(2.5)%
Investment Mvt. / Opening FuM	(5.7)%	5.9%	3.7%	6.3%	(2.2)%	3.9%	4.7%	3.9%	(7.9)%	(1.0)%	(1.3)%	(2.7)%
Other / Opening FuM	(7.5)%	(1.3)%	(2.8)%	0.7%	2.0%	0.7%	0.6%	2.5%	(7.1)%	(20.4)%	(0.6)%	1.6%

George

$bn	6 months period ended			Latest	
	Jun-2008	Dec-2008	Jun-2009	Sep-2009	Dec-2009
FuM					
Start of period	24.6	23.7	15.0	19.1	21.6
Net Sales	0.1	(1.4)	2.3	0.2	0.7
Investment mvt.	(1.8)	(5.8)	1.0	1.9	0.0
Other	0.7	(1.4)	0.8	0.4	(0.2)
Period end	23.7	15.0	19.1	21.6	22.2
Key Ratios					
Net Sales / Opening FuM	0.6%	(6.0)%	15.1%	1.1%	3.3%
Investment Mvt. / Opening FuM	(7.4)%	(24.5)%	6.6%	9.9%	0.1%
Other / Opening FuM	3.0%	(6.1)%	5.2%	2.3%	(0.9)%

Source: Company public disclosures, selected broker reports

Illustrative Synergies 21

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 22/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Precedent Transaction Synergies Cost Synergies as a % Transaction Date Consideration Estimated Synergies of Target’s Expenses Phase-In 50% in first year, / Estimated $130-$150 million in annual cost Approximately 12% — 14% of 9/30/2009 ~$1,000 almost 100% in savings Target’s 2008 expenses second year Approximately 11% of Target’s Fully phased over / 6/11/09 13,344 $200 million in annual pre-tax cost synergies 2008 operating expenses 18 months Target achieving 28% operating margins post- Approximately 10% of Target’s 2/21/2008 3,900 transactions (from 18% pre-transaction), NA expenses / achieved via revenue and expense synergies. Approximately 14% of Target’s / 2/15/2006 9,487 Estimated $140 million in costs savings Two years 2005 expenses Approximately 10% of Target’s / 6/24/2005 3,700 Estimated $80-$115 million pre-tax cost savings Annualized Q1 2005 segment One year expenses / $20 million in pre-tax cost savings; $30 million Total Synergies / Target’s 7/22/2003 2,625 pre-tax revenue synergies Annualized Q1 2003 Expenses Two years = 8.0% Illustrative Synergies 22

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 23/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL IV. Financial Impact Analysis Financial Impact Analysis 23

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 24/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Melvin EPS Accretion / Dilution Analysis Melvin George 2010E P/E 11.5 x 11.7 x Assuming $100m Pre-tax Synergies per Annum (Mid Point of Page 19) 2011E P/E 8.0 x 7.7 x Equity Value ($m) 974 1,014 1,055 1,095 1,136 1,176 1,217 1,257 1,298 1,339 1,379 Per Share ($) 3.28 3.41 3.55 3.69 3.82 3.96 4.10 4.23 4.37 4.50 4.64 Premium 20% 25% 30% 35% 40% 45% 50% 55% 60% 65% 70% 100% Stock / 0% Cash Broker Consensus 2010E Pre Synergies (2.4)% (3.0)% (3.5)% (4.0)% (4.6)% (5.1)% (5.6)% (6.1)% (6.6)% (7.1)% (7.6)% 2011E Pre Synergies (1.9)% (2.5)% (3.0)% (3.5)% (4.1)% (4.6)% (5.1)% (5.6)% (6.1)% (6.6)% (7.1)% 2010E Post Synergies 3.3% 2.7% 2.2% 1.6% 1.0% 0.5% (0.1)% (0.6)% (1.1)% (1.7)% (2.2)% 2011E Post Synergies 6.0% 5.4% 4.8% 4.2% 3.7% 3.1% 2.6% 2.0% 1.5% 0.9% 0.4% 50% Stock / 50% Cash Broker Consensus 2010E Pre Synergies 1.6% 1.2% 0.8% 0.4% (0.1)% (0.5)% (0.9)% (1.3)% (1.7)% (2.1)% (2.5)% 2011E Pre Synergies 3.1% 2.7% 2.3% 1.9% 1.5% 1.1% 0.8% 0.4% 0.0% (0.4)% (0.7)% 2010E Post Synergies 7.8% 7.3% 6.9% 6.4% 6.0% 5.6% 5.1% 4.7% 4.3% 3.8% 3.4% 2011E Post Synergies 11.6% 11.2% 10.7% 10.3% 9.9% 9.5% 9.1% 8.7% 8.3% 7.9% 7.5 % Note: Assuming 5% pre-tax return on cash and 28% tax rate. Synergies phased in 50% in year 1, then 100% in year 2. Restructuring costs not taken into account in this analysis due to their non recurring nature Financial Impact Analysis 24

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 25/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Melvin EPS Accretion / Dilution Sensitivities to Premium, Cash Consideration and Synergies 2010E Accretion / (Dilution) excluding Synergies 2010E Accretion/(Dilution) including Synergies Premium Paid Premium Paid (2.4)% 0% 10% 20% 30% 40% 50% 3.3% 0% 10% 20% 30% 40% 50% 0% (0.2)% (1.3)% (2.4)% (3.5)% (4.6)% (5.6)% 0% 5.7% 4.5% 3.3% 2.2% 1.0% (0.1)% Consideration Consideration 10% 0.5% (0.6)% (1.7)% (2.7)% (3.7)% (4.7)% 10% 6.4% 5.3% 4.1% 3.0% 2.0% 0.9% 20% 1.2% 0.2% (0.9)% (1.9)% (2.8)% (3.8)% 20% 7.2% 6.1% 5.0% 4.0% 2.9% 1.9% 30% 1.9% 0.9% (0.1)% (1.0)% (1.9)% (2.9)% 30% 8.0% 6.9% 5.9% 4.9% 3.9% 2.9% % Cash 40% 2.6% 1.7% 0.8% (0.1)% (1.0)% (1.9)% % Cash 40% 8.8% 7.8% 6.8% 5.9% 4.9% 4.0% 50% 3.4% 2.5% 1.6% 0.8% (0.1)% (0.9)% 50% 9.6% 8.7% 7.8% 6.9% 6.0% 5.1% 2011E Accretion / (Dilution) excluding Synergies 2011E Accretion / (Dilution) excluding Synergies Premium Paid Premium Paid (1.9)% 0% 10% 20% 30% 40% 50% 6.0% 0% 10% 20% 30% 40% 50% 0% 0.3% (0.8)% (1.9)% (3.0)% (4.1)% (5.1)% 0% 8.4% 7.2% 6.0% 4.8% 3.7% 2.6% Consideration Consideration 10% 1.2% 0.1% (1.0)% (2.0)% (3.0)% (4.0)% 10% 9.4% 8.2% 7.1% 5.9% 4.8% 3.8% 20% 2.0% 1.0% 0.0% (1.0)% (1.9)% (2.9)% 20% 10.3% 9.2% 8.1% 7.1% 6.1% 5.0% 30% 2.9% 1.9% 1.0% 0.1% (0.8)% (1.7)% 30% 11.3% 10.3% 9.3% 8.3% 7.3% 6.3% % Cash 40% 3.8% 2.9% 2.0% 1.2% 0.3% (0.5)% % Cash 40% 12.3% 11.3% 10.4% 9.5% 8.6% 7.7% 50% 4.7% 3.9% 3.1% 2.3% 1.5% 0.8% 50% 13.3% 12.4% 11.6% 10.7% 9.9% 9.1% Financial Impact Analysis 25

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 26/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Value Creation Analysis [1] $m 100% Stock 50% Stock / 50% Cash Equity Value 811 892 974 1,055 1,136 1,217 811 892 974 1,055 1,136 1,217 Per Share ($) 2.73 3.00 3.28 3.55 3.82 4.10 2.73 3.00 3.28 3.55 3.82 4.10 Premium 0% 10% 20% 30% 40% 50% 0% 10% 20% 30% 40% 50% Cash 0 0 0 0 0 0 406 446 487 527 568 608 Cash Per Share ($) 0.00 0.00 0.00 0.00 0.00 0.00 1.37 1.50 1.64 1.77 1.91 2.05 Exchange Ratio 0.75 x 0.82 x 0.90 x 0.97 x 1.04 x 1.12 x 0.37 x 0.41 x 0.45 x 0.48 x 0.52 x 0.56 x Pro Forma Ownership % Held by Melvin 89% 88% 87% 86% 85% 84% 94% 93% 93% 92% 92% 91% % Held by George 11% 12% 13% 14% 15% 16% 6% 7% 7% 8% 8% 9% Equity Value (+) Current Melvin Market Cap 6,265 6,265 6,265 6,265 6,265 6,265 6,265 6,265 6,265 6,265 6,265 6,265 (+) George Equity Value 811 892 974 1,055 1,136 1,217 811 892 974 1,055 1,136 1,217 (-) Cash Paid Out 0 0 0 0 0 0 (406) (446) (487) (527) (568) (608) (+) NPV of Synergies [1] 476 476 476 476 476 476 476 476 476 476 476 476 Total Equity Value ($m) 7,553 7,634 7,715 7,796 7,877 7,958 7,147 7,187 7,228 7,269 7,309 7,350 Stock Consideration to George 866 952 1,038 1,123 1,209 1,294 435 478 521 564 607 651 Cash Consideration to George 0 0 0 0 0 0 406 446 487 527 568 608 Total Value to George 866 952 1,038 1,123 1,209 1,294 840 924 1,008 1,092 1,175 1,259 Per Share 2.91 3.20 3.49 3.78 4.07 4.36 2.83 3.11 3.39 3.67 3.96 4.24 Value Accretion/(Dilution) to George 0% Melvin Multiple Rerating 7% 17% 28% 38% 49% 60% 4% 14% 24% 35% 45% 55% 10% Melvin Multiple Rerating 17% 29% 41% 52% 64% 76% 9% 20% 31% 42% 52% 63% 20% Melvin Multiple Rerating 28% 41% 53% 66% 79% 91% 14% 26% 37% 48% 60% 71% [1] Assuming $100m pre-tax synergies per annum. Assuming 12.9% discount rate based on Melvin’s cost of equity as per Bloomberg on 22-Feb-2010 (risk free rate of 4.23%, adjusted beta of 1.132 and equity risk premium of 7.63%). Assuming restructuring costs of 1.0x synergies, phased in 50% in 2010E and 50% in 2011E. Synergies are phased 50% in 2010E and 100% from 2011E onwards. Assuming 28% tax rate Financial Impact Analysis 26

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 27/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Melvin and George Combined See-Through Value Assuming 50% Cash & 20% Premium Paid (No Synergies) 2010E EBITDA 2011E EBITDA Combined EBITDA ($m) 681 757 833 908 984 987 1,097 1,206 1,316 1,426 Per Share ($) 0.37 0.41 0.45 0.49 0.53 0.54 0.59 0.65 0.71 0.77 vs. Broker Consensus (%) (10)% 0% 10% 20% 30% (10)% 0% 10% 20% 30% vs. Broker Consensus ($m) (76) 0 76 151 227 (110) 0 110 219 329 Implied Enterprise Value ($m) Implied Enterprise Value ($m) 7.0 x 4,769 5,299 5,829 6,359 6,889 6.0 x 5,922 6,579 7,237 7,895 8,553 7.5 x 5,110 5,678 6,245 6,813 7,381 6.5 x 6,415 7,128 7,841 8,553 9,266 8.0 x 5,451 6,056 6,662 7,267 7,873 7.0 x 6,908 7,676 8,444 9,211 9,979 8.5 x 5,791 6,435 7,078 7,722 8,365 7.5 x 7,402 8,224 9,047 9,869 10,692 9.0 x 6,132 6,813 7,495 8,176 8,857 8.0 x 7,895 8,773 9,650 10,527 11,404 9.5 x 6,473 7,192 7,911 8,630 9,349 8.5 x 8,389 9,321 10,253 11,185 12,117 10.0 x 6,813 7,570 8,327 9,084 9,841 9.0 x 8,882 9,869 10,856 11,843 12,830 Implied Price Per Share (GBP) Implied Price Per Share (GBP) 7.0 x 2.16 2.35 2.53 2.72 2.90 6.0 x 2.56 2.80 3.03 3.26 3.49 7.5 x 2.28 2.48 2.68 2.88 3.08 6.5 x 2.74 2.99 3.24 3.49 3.74 8.0 x 2.40 2.61 2.82 3.04 3.25 7.0 x 2.91 3.18 3.45 3.72 3.99 8.5 x 2.52 2.75 2.97 3.20 3.42 7.5 x 3.09 3.37 3.66 3.95 4.24 9.0 x 2.64 2.88 3.12 3.36 3.60 8.0 x 3.26 3.57 3.88 4.18 4.49 9.5 x 2.76 3.01 3.26 3.52 3.77 8.5 x 3.43 3.76 4.09 4.42 4.74 10.0 x 2.88 3.14 3.41 3.68 3.94 9.0 x 3.61 3.95 4.30 4.65 4.99 Implied Premium vs. Current Melvin Share Price Implied Premium vs. Current Melvin Share Price 7.0 x (9)% (1)% 7% 15% 22% 6.0 x 8% 18% 28% 37% 47% 7.5 x (4)% 4% 13% 21% 30% 6.5 x 15% 26% 36% 47% 58% 8.0 x 1% 10% 19% 28% 37% 7.0 x 23% 34% 45% 57% 68% 8.5 x 6% 16% 25% 35% 44% 7.5 x 30% 42% 54% 67% 79% 9.0 x 11% 21% 31% 41% 52% 8.0 x 37% 50% 63% 76% 89% 9.5 x 16% 27% 37% 48% 59% 8.5 x 45% 58% 72% 86% 100% 10.0 x 21% 32% 44% 55% 66% 9.0 x 52% 67% 81% 96% 110% Note: Pro-forma share count of 1,845m equal to 1,712m fully diluted shares of Melvin pre-transaction plus 133m shares issued to acquire a 100% of George in a 50 / 50 cash / stock transaction at a 20% premium. Delta between pro-forma enterprise value and equity value equal to $(1,372)m ($487m cash paid; for Melvin: $(1,194)m net debt, $(950)m associates and $1m minorities; for George: $270m net debt and $14m minorities) Financial Impact Analysis 27

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 28/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Melvin See-Through Trading and Theoretical Value Sensitivity to Change in Premium, Cash Consideration and Melvin Share Price (No Synergies) Current Share Prices of Melvin and George: £2.37 ($3.66) / $2.73 Sensitivity to Premium Paid & Melvin Share Price Sensitivity to Cash Consideration & Melvin Share Price $4.50 $3.80 Assuming 50% Cash Consideration Assuming 20% Premium Paid 7p Share $4.00 30p Share $3.60 George George $3.50 $3.40 Value per $3.00 Value per $3.20 $2.50 $3.00 $2.00 $2.80 (20)% (10)% 0% 10% 20% (20)% (10)% 0% 10% 20% Change in Melvin Share Price Change in Melvin Share Price 10% Premium 20% Premium 30% Premium 40% Premium 40% Cash 50% Cash 60% Cash 70% Cash Melvin Share Price ($) 2.93 3.29 3.66 4.03 4.39 Melvin Share Price ($) 2.93 3.29 3.66 4.03 4.39 Melvin Share Price (20)% (10)% 0% 10% 20% Melvin Share Price (20)% (10)% 0% 10% 20% 0% 2.46 2.59 2.73 2.87 3.00 George 30% 2.82 3.05 3.28 3.51 3.73 to Offered 10% 2.70 2.85 3.00 3.15 3.30 40% 2.88 3.08 3.28 3.47 3.67 George 20% 2.95 3.11 3.28 3.44 3.60 50% 2.95 3.11 3.28 3.44 3.60 Premium 30% 3.19 3.37 3.55 3.73 3.90% Cash Paid to 60% 3.01 3.14 3.28 3.41 3.54 40% 3.44 3.63 3.82 4.01 4.20 70% 3.08 3.18 3.28 3.37 3.47 Financial Impact Analysis 28

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 29/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL V. Preliminary Key Areas of Investigation on Melvin Preliminary Key Areas of Investigation on Melvin 29

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 30/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Preliminary Key Areas of Investigation Key Areas of Investigation Comments 1. Regulatory capital surplus Stated regulatory capital surplus in excess of US$1.5bn as of Dec-2009 includes $300m of — Detailed calculation of financial Tier 1 and $400m of Tier 2 capital resources requirement including Minimum requirement calculation and “board cushion” amount not disclosed board cushion 2. Investments in associates/joint ventures BlueCrest (global multistrategy HF): 25% stake owned; carrying value of $217m; estimated and related impairment calculations equity value based on comparable P/E multiples of ~$850m to be refined; 2% stake acquired — BlueCrest in Feb-09 for $50m, implying a valuation of the 25% stake of $625m — Ore Hill Ore Hill: (US based credit specialist fund manager): 50% stake acquired in May-08 for — Nephila $272m; $214m subsequent write-off resulting in carrying value of $59m Nephila (alternative asset manager specializing in weather derivatives and catastrophe reinsurance): 25% stake acquired in Jun-08 for $40m 3. Variable Forward Sale (“VFS”) In Aug-09 Melvin sold its entire stake in MF Global under a VFS Agreement with Nomura, at a agreement regarding the stake in MF sale price of $5.95 per share, resulting in an initial net gain of $34m; under the VFS the Global eventual sale price is capped at $7.14 per share with a floor at $5.35 per share 4. De-risking of Man Global Strategies The reduction of investment exposure across the MGS product range to protect investor (MGS) capital and the associated product rebalancing reduced FUM by $12.1 billion in 2009 Accelerated amortisation of MGS sales commissions of $107m related to unamortised upfront sales commissions associated with MGS products 5. Upfront sale commissions — intangibles $317m related to unamortised upfront sales commission Currently deducted from regulatory capital Subject to impairment testing each period to ensure that the future economic benefit arising from each fund product is in excess of the remaining unamortised commission 6. Investments in funds products $1.1bn as of Sep-09, including $372m owed by fund products and $760m investments in fund products 7. AHL funds AHL is a quantitative investment manager specialising in systematic trading; accounts for — Performance and redemption 51% of Melvin FUM as of Dec-09 ($21.7bn out of $42.4bn) — AHL diversified (AHL flagship fund) total return: -16.9% in 2009; -5.6% in 3M to Dec-09 8. Tax rate sustainability The effective tax rate on profits before tax is 17.9% (Sep-09) The majority of Melvin’s profit is earned in Switzerland and the UK Preliminary Key Areas of Investigation on Melvin 30

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 31/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Appendix A: Additional Materials Additional Materials 31

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 32/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Enterprise Value and Share Count Calculation for Melvin and George USDm George Melvin Equity Value Equity Value Number of Shares Outstanding (m) 311 Number of Shares Outstanding (m) 1,712 ow/ Common 252 ow/ Common 1,712 ow/ FA Sub 2 Limited Exchangeable Shares 59 — - Share Price ($) 2.73 Share Price ($) 3.66 Market Capitalisation 850 Market Capitalisation 6,265 Fully Diluted Number of Shares 297 Fully Diluted Number of Shares 1,712 ow/ NOSH Outstanding 311 ow/ NOSH Outstanding 1,712 ow/ Treasury Shares (14) ow/ Treasury Shares 0 Fully Diluted Market Cap 811 Fully Diluted Market Cap 6,265 Enteprise Value Enteprise Value Equity Value 811 Equity Value 6,265 Net Debt 270 Net Debt (1,194) ow/ Cash (264) ow/ Cash (2,957) ow/ Revolving Credit Facility 12 ow/ Bank Loans & Overdrafts 2 ow/ Loan Payable 293 ow/ Fixed Rate Notes 244 ow/ Convertible Notes 229 ow/ Euro Bond 818 — - ow/ Floating Rate Notes 399 — - ow/ Hybrid 300 Minority Interests 14 Minority Interests 1 Associates 0 Associates (950) — - ow/ BlueCrest (850) — - ow/ Ore Hill (59) — - Other (41) Enterprise Value 1,095 Enterprise Value 4,122 Source: Company disclosures, Bloomberg as of 19-Feb-2010 Additional Materials 32

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 33/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Melvin Shareholder Bases Latest Reported BlackRock IM 10% Baille Gifford 5% Fidelity 5% Alliance Bernstein 5% Other L&G IM 64% 4% F&C AM 2% Aviva 2% BlackRock State Street Advisors BlackRock Financial Management Global Advisors 2% 2% 1% Source: IBES Additional Materials 33

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 34/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Melvin — Volumes Traded at Different Prices Last 12 Months Last 6 Months Weighted Average Price: 2.93 GBP / 4.76 US$1,600,000 Weighted Average Price: 2.67 GBP / 4.22US$550,000 Total Shares Traded as Percent of Shares Outstanding: Total Shares Traded as Percent of Shares Outstanding: 165.25% 500,000 1,400,000 84.95% 450,000 1,200,000 400,000 (000) 35% (000) 24% 1,000,000 350,000 22% 22% Volume Volume 300,000 800,000 24% 16% 250,000 16% 20% 600,000 200,000 400,000 11% 150,000 9% 100,000 200,000 50,000 0 0 1.53 1.96 2.4 2.84 3.27 2.15 2.46 2.77 3.09 3.40 to to to to to to to to to to 1.95 2.39 2.83 3.26 3.71 2.45 2.76 3.08 3.39 3.71 Last 3 Months Last Month 400,000 Weighted Average Price: 2.75 GBP / 4.44 US$200,000 Weighted Average Price: 2.41 GBP / 3.83 US$ Total Shares Traded as Percent of Shares Outstanding: 44.22% Total Shares Traded as Percent of Shares Outstanding: 23.92% 350,000 175,000 300,000 150,000 (000) 33% (000) 32% 33% 250,000 125,000 Volume Volume 200,000 23% 100,000 20% 17% 150,000 75,000 13% 100,000 11% 12% 50,000 5% 50,000 25,000 0 0 2.15 2.42 2.7 2.97 3.25 2.15 2.29 2.43 2.57 2.71 to to to to to to to to to to 2.41 2.69 2.96 3.24 3.52 2.28 2.42 2.56 2.7 2.85 Source: Bloomberg as of 19-Feb-2010 Additional Materials 34

SUGARCANE\Presentations\2010-02-16 Discussion\FINAL\2010-02-23 Discussion Materials.doc gbertail 23 Feb 2010 2:20 35/38 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL George — Volumes Traded at Different Prices Last 12 Months Last 6 Months Weighted Average Price: 3.27 USD 135,000 Weighted Average Price: 3.38 USD 90,000 Total Shares Traded as Percent of Shares Outstanding: 69.02% 120,000 Total Shares Traded as Percent of Shares Outstanding: 123.37% 80,000 105,000 70,000 37% (000) 90,000 27% 28% (000) 60,000 28% 75,000 50,000 Volume 21% Volume 19% 60,000 40,000 45,000 30,000 14% 11% 30,000 20,000 9% 5% 15,000 10,000 0 0 2.01 2.51 3.01 3.52 4.02 2.58 2.93 3.29 3.64 4.00 to to to to to to to to to to 2.50 3 3.51 4.01 4.52 2.92 3.28 3.63 3.99 4.35 Last 3 Months Last Month 36,000 Weighted Average Price: 3.07 USD 9,000 Weighted Average Price: 2.94 USD 32,000 Total Shares Traded as Percent of Shares Outstanding: 26.98% 8,000 Total Shares Traded as Percent of Shares Outstanding: 8.06% 28,000 7,000 33% (000) 24,000 (000) 6,000 29% 20,000 Volume 5,000 Volume 24% 20% 21% 23% 16,000 4,000 15% 12,000 3,000 15% 12% 8,000 9% 2,000 4,000 1,000 0 0 2.70 2.85 3.01 3.16 3.32 2.70 2.81 2.92 3.02 3.13 to to to to to to to to to to 2.84 3.00 3.15 3.31 3.47 2.80 2.91 3.01 3.12 3.24 Source: Bloomberg as of 19-Feb-2010 Additional Materials 35